EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement on Form S-1 (No. 333-269219) of our report dated April 15, 2022, relating to the consolidated financial statements of ENTREPRENEUR UNIVERSE BRIGHT GROUP and its subsidiaries (collectively the “Company”), for the year ended December 31, 2021, which report appears in this Annual Report on Form 10-K of the Company for the year ended December 31, 2022.

/s/ Centurion ZD CPA & Co.

Centurion ZD CPA & Co.

Hong Kong, China

March 29, 2023